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                                  EXHIBIT 21

                         SUBSIDIARIES OF REGISTRANT

Scotts Grass Co., an Ohio corporation
Scotts Sod Co., an Ohio corporation
Scotts Energy Co., an Ohio corporation
Scotts Pesticide Co., an Ohio corporation
Scotts Green Lawns Co., an Ohio corporation
Scotts Plant Co., an Ohio corporation
Scotts Tree Co., an Ohio corporation
Scotts Service Co., an Ohio corporation
Scotts Products Co., an Ohio corporation
Scotts Fertilizer Co., an Ohio corporation
Scotts Park Co., an Ohio corporation
Scotts Pro Turf Co., an Ohio corporation
Scotts Control Co., an Ohio corporation
Scotts Professional Products Co., an Ohio corporation
Scotts Turf Co., an Ohio corporation
Scotts Best Lawns Co., an Ohio corporation
Scotts Weed Control Co., an Ohio corporation
Scotts Golf Co., an Ohio corporation
Scotts Garden Co., an Ohio corporation
Scotts Design Co., an Ohio corporation
Scotts Tech Rep Co., an Ohio corporation
Scotts Broad Leaf Co., an Ohio corporation
Scotts Insecticide Co., an Ohio corporation
Scotts Spreader Co., an Ohio corporation
Scotts Improvement Co., an Ohio corporation
Hyponex Corporation, a Delaware corporation
        Old Fort Financial Corp., a Delaware corporation
OMS Investments, Inc., a Delaware corporation
Republic Tool & Manufacturing Corp., a Delaware corporation
Scotts-Sierra Horticultural Products Company, a California corporation
         Scotts-Sierra Crop Protection Company, a California corporation **Sierra-Sunpol Resins, Inc., a California corporation




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        #Scotts France, SARL (France)
        #Scotts Deutschland GMBH (Germany)
        #Scotts O M Espana, S.A. (Spain)
        Scotts-Sierra Investments, Inc., a  Delaware corporation
              #Scotts Australia Pty, Ltd. (Australia)
              #O M Scott International Investments Limited (United Kingdom) #O M Scott & Sons Limited (United Kingdom)
              #Scotts United Kingdom, Limited (United Kingdom)
              #Scotts Italia, SRL (Italy)
              #Scotts Europe, BV (Netherlands)
                   #Scotts Belgium, B.V.B.A. (Belgium)
Scott's Miracle-Gro Products, Inc., an Ohio corporation
        Miracle-Gro Lawn Products, Inc., a Delaware corporation
        Miracle-Gro Products Limited, a New York corporation




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#    Foreign
**   Not wholly-owned

























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